As filed with the Securities and Exchange Commission on July 11, 2000.
                                                      Registration No. 333-30462
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              SUN COMMUNITIES, INC.
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)
                    MARYLAND                             38-2730780
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or Organization)
                                 ---------------

                                GARY A. SHIFFMAN
                                    PRESIDENT
                              31700 MIDDLEBELT ROAD
                                    SUITE 145
                        FARMINGTON HILLS, MICHIGAN 48334
                                 (248) 932-3100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                 ---------------

                        Copies of all correspondence to:
                               JOEL M. ALAM, ESQ.
                        JAFFE, RAITT, HEUER & WEISS, P.C.
                               ONE WOODWARD AVENUE
                                   SUITE 2400
                             DETROIT, MICHIGAN 48226

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box    .
                                   ----

                                 ---------------

                            DEREGISTRATION OF SHARES


         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-34062) (the "Registration Statement") is filed by Sun Communities, Inc. (the "Company") to deregister 3,686 shares of the 181,362 shares of the Company's common stock which were previously registered pursuant to this Registration Statement for resale by certain selling stockholders. The Company is seeking to deregister these shares because such shares were not issued to one of the Selling Stockholders as previously anticipated. As a result of this deregistration, the total number of shares of common stock registered pursuant to this Registration Statement is 177,676 shares. The Company has filed a final Prospectus with the Commission under Rule 424 (b) to reflect the correct number of shares registered.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on July 10, 2000.




                               SUN COMMUNITIES, INC.,
                               a Maryland corporation


                               By: /s/  Jeffrey P. Jorissen
                                  ----------------------------------------------
                                   Jeffrey P. Jorissen, Chief Financial Officer, Secretary and Principal Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                    NAME                                       TITLE                               DATE
                    ----                                       -----                               ----
         *
                                               Chief Executive Officer, President,
------------------------------------------     and Director                                   July 10, 2000
         Gary A. Shiffman



         /s/  Jeffrey P. Jorissen              Senior Vice President, Treasurer,
------------------------------------------     Chief Financial Officer, and                   July 10, 2000
         Jeffrey P. Jorissen                   Secretary (principal accounting and
                                               financial officer)


         *                                     Director                                       July 10, 2000
------------------------------------------
         Paul D. Lapides

         *                                     Director                                       July 10, 2000
------------------------------------------
         Ted J. Simon

         *                                     Director                                       July 10, 2000
------------------------------------------
         Clunet R. Lewis

         *                                     Director                                       July 10, 2000
------------------------------------------
         Ronald L. Piasecki

         *                                     Director                                       July 10, 2000
------------------------------------------
         Arthur A. Weiss




*By:     /s/  Jeffrey P. Jorissen
     ------------------------------
         Jeffrey P. Jorissen,
         Attorney-in-fact







                                       3